                                                                   EXHIBIT 10.38

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------


      THIS AMENDMENT is made as of June 27, 1997 by and between ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower"); ARIAD CORPORATION, a Delaware corporation and the wholly owned subsidiary of the Borrower (the "Lessee Subsidiary"); ARIAD GENE THERAPEUTICS, INC., a Delaware corporation which is controlled by the Borrower ("AGT" and, together with the Lessee Subsidiary, the "Subsidiaries", the Borrower and the Subsidiaries being referred to collectively herein as the "Companies"),; and BANKBOSTON, N.A., as successor in interest to BAYBANK, N.A. (the "Bank").

                                    RECITALS
                                    --------

      A. The Borrower, the Lessee Subsidiary and the Bank are parties to a Loan and Security Agreement dated as of September 23, 1992, as amended by the First Amendment to Loan and Security Agreement dated as of October 19, 1992, the Second Amendment to Loan and Security Agreement dated as of June 10, 1994 and the Third Amendment to Loan and Security Agreement dated as of March 7, 1996 (as so amended and as hereafter amended, replaced, restated, supplemented, renewed or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

      B. The Advances made under SECTION 3.1 of the Loan Agreement in the aggregate principal amount of $6,000,000, converted to a term loan as of November 30, 1992. The last installment of principal due thereon, in the amount of $100,000, is due and payable on July 1, 1997.

      C. The Borrower and the Subsidiaries have requested that the Bank provide additional term financing in the principal amount of $6,000,000, maturing on July 1, 2002 but otherwise advanced on substantially the same terms and conditions as the original Term Loan.

      C. Subject to certain terms and conditions, including without limitation the addition of AGT as a co-maker on the Note and as a party to the Loan Agreement, the Bank is willing to provide such financing, as hereinafter set forth.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      I.    AMENDMENTS TO LOAN AGREEMENT.
            ----------------------------

      The Loan Agreement is hereby amended as follows:

      A. AGT ADDED AS A PARTY TO THE LOAN AGREEMENT. AGT, by its execution of this Amendment on the date hereof, shall become, and hereby is, a party to the Loan Agreement, in its capacity as a co-maker of the Note and a Subsidiary of the Borrower. Ninety-Seven percent (97%) of the issued and outstanding capital stock of AGT is owned by the Borrower, which controls AGT. The remaining shares are owned by Leland Stanford, Jr. University and Harvard College. For all purposes of the Loan Agreement and the other Loan Documents, AGT shall be bound by all of the obligations heretofore applicable to ARIAD Corporation (hereinafter referred to by amendment as the Lessee Subsidiary), except as to those which relate specifically to the Lessee Subsidiary's activities as lessee of the Leased Premises. Accordingly, all references to ARIAD Corporation in the Loan Documents shall, except where the context requires otherwise, be deemed to mean both the Lessee Subsidiary and AGT.

      B. DEFINITIONS. The definitions of "Advance and Advances", "Note" and "Termination Date" in Sections 1.23, 1.24 and 1.33, respectively, of the Loan Agreement are amended to read, and new definitions of "AGT", "Bank", "Companies", "Investment Properties", "Lessee Subsidiary", "Subsidiary" and "Subsidiaries" and "New Term Loan" are added which read, as follows:

      1.3. "Advance" and "Advances" shall each mean, from and after June 30, 1997, the New Term Loan.

      1.3A. "AGT" shall mean ARIAD Gene Therapeutics, Inc. ,a Delaware corporation of which the Borrower owns ninety-seven percent (97%) of the issued and outstanding shares of capital stock and which is controlled by the Borrower.

      1.4A. "Bank" shall, collectively, mean BankBoston, N.A., together with its successors and assigns under SECTION 10.4.

      1.5A "Company" and "Companies" shall mean the Borrower and the Subsidiaries or, as the case may be, any one of them.

      1.17A "Investment Property" shall mean securities and other property included within the definition of "investment property" in the UCC.

      1.21. "License Subsidiary" shall mean ARIAD Corporation, a Delaware corporation of which the Borrower owns all of the issued and outstanding shares of capital stock.

      1.23A. "New Term Loan" shall mean the single term loan made by the Bank on or about June 30, 1997 pursuant to Section 3.1A of this Agreement.

      1.24. "Note" shall mean, collectively, the promissory note in the principal amount of Six Million Dollars ($6,000,000) dated as of June 30, 1997, jointly and severally executed by the Borrower and the Subsidiaries and delivered to the Bank pursuant to Section 3.1A of this Agreement, as hereafter amended, restated, supplemented, renewed or otherwise modified from time to time, together with any and all replacements and substitutions therefor (whether in connection with assignments by the Bank or otherwise).

      1.32A. "Subsidiary" and "Subsidiaries" shall mean the wholly owned or majority controlled subsidiaries of the Borrower from to time or, as the case may be, any one of them.

      1.33. "Termination Date" shall mean July 1, 2002.


      C.    NEW SECURITY FROM AGT.

      1. ARTICLE 2 of the Loan Agreement is hereby amended by adding after the word "Instruments" where it appears therein a comma and the words "Investment Property", which defined term has been added to ARTICLE 1 by this Amendment.

      2. Under ARTICLE 2 of the Loan Agreement the Borrower and the Lessee Subsidiary have previously granted to the Bank a continuing security interest in the Collateral described and defined therein. By operation of this Amendment the references to ARIAD Corporation set forth therein now refer as well to AGT. In order to give full effect to such amendment, each of the Borrower, the Lessee Subsidiary and AGT hereby grants (or re-grants, as the case may be) to the Bank a continuing security interest in all of such Company's now owned or hereafter acquired properties, assets and rights of every name and nature, including without limitation all now owned or hereafter acquired Collateral described in paragraphs (a) through (o) of ARTICLE 2, as amended by this Amendment and after giving effect to any amendments to the Patent Mortgage made as required hereunder.

      D.    NEW TERM LOAN; CONDITIONS.

      1. A new SECTION 3.1A is added after SECTION 3.1 of the Loan Agreement, reading as follows:

      3.1A. New Term Loan.
            -------------

      Subject to the terms and conditions set forth herein and in reliance on the representations, warranties and covenants contained herein, the Bank agrees to make an additional term loan (the "New Term Loan") to the Borrower on June 30, 1997. The New Term Loan shall be in the principal amount of $6,000,000, (a) shall be used to make leasehold improvements at the Leased Premises and for working capital and other general corporate purposes (including without limitation the payment of the last $100,000 installment owed under the Advances made under Section 3.1, which is due and payable on July 1, 1997), (b) shall be payable jointly and severally by the Borrower and the Subsidiaries as provided in Section 3.4, (c) shall be evidenced by the Note referred to in Section 3.5, (d) shall bear interest at the rate provided in Section 3.8 and (e) shall otherwise be governed by all of the terms and conditions and covenants of this Agreement applicable to Advances.

      2. A new SECTION 3.2A is added after SECTION 3.2 of the Loan Agreement, reading as follows:

      3.2A. Conditions to the New Term Loan.
            -------------------------------

      Prior to the New Term Loan, and as a condition of the Borrower's right to receive any proceeds thereof, there shall have been furnished to the Bank:

      (a) A title certification satisfactory to the Bank with respect to the Leased Premises, updating the certification provided by Perkins, Smith & Cohen as of October 19, 1992 and showing that the Leasehold Mortgage, as amended by the First Amendment to Mortgage recorded in connection with the New Term Loan, is prior to all mortgages and other encumbrances other than those previously approved by the Bank in connection with the original recording of the Leasehold Mortgage, together with any and all related documents and other materials requested by the Bank.

      (b)   New insurance certificates showing the coverage referred to in
SECTION 7.8(b), including evidence of a "lenders' loss payable" endorsement obtained by the Borrower with respect to all policies.

      E.    AMORTIZATION OF TERM LOAN; INTEREST.

      1. SECTION 3.4 of the Loan Agreement is amended to read in its entirety as follows:

      3.4. TERM LOAN REPAYMENT. The Advance shall be repaid, without set-off, deduction or counterclaim, in sixty (60) monthly installments of $100,000, beginning August 1, 1997 and ending July 1, 2002, on which date the outstanding principal balance under the Note, together with all accrued and unpaid interest and other charges under the Note and this Agreement, shall be due and payable in full.

      2. SECTION 3.7 of the Loan Agreement is amended to read as follows;

      3.7. [Intentionally Deleted.]

      2. SECTION 3.8 is amended by adding at the end thereof the following;

      Interest on the Note shall be calculated, for each alternative rate, based upon a 360-day year and actual day months.

      F.    OTHER AMENDMENTS.

      1. SECTION 7.13 of the Loan Agreement is amended by adding a new paragraph
(iv) at the end of subsection (c) thereof reading in its entirety as follows:

      (iv) the Borrower's investments in Hoechst-ARIAD Genomics Center, LLC, a Delaware limited liability company, made in accordance with the provisions of
Article III of the Operating Agreement of such limited liability company, as originally executed as of March 18, 1997, provided, however, that, as of the date of any such investment, and immediately after giving effect thereto, there shall exist no Event of Default (as defined in Article 8) or any event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default;

      2. SECTION 7.21(e) of the Loan Agreement is amended by deleting from subparagraph (ii) thereof the word "operating" where it appears after the word "projected". The parties hereby confirm that the references in both subparagraphs (i) and (ii) of such SECTION 7.21(e) to "projected cash requirements" of the Borrower include any and all cash amounts needed from time to time to fund investments in Hoechst-ARIAD Genomics Center, LLC.

      3.    ARTICLE 8 of the Loan Agreement is amended by adding after paragraph
(o) thereof, before the period, a semicolon, followed by the word "and" and the following new paragraph (p):

      (p) Hoechst-ARIAD Genomics Center, LLC (the "LLC") shall breach its payment obligations under Section 3 of each of the Administrative Services Agreement and the Scientific Research Services Agreement, each dated as of March 18, 1997 and among the LLC, the Borrower and Hoechst Marion Russel, Inc., in an amount which, together with any other prior breaches under such Section, shall exceed $1,000,000 in the aggregate.

      3. SECTION 10. 4 of the Loan Agreement is amended to read in its entirety as follows:

      10.4. Successors and Assigns.
            ----------------------

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Subsidiaries and the Bank and their respective successors and assigns, and all subsequent holders of the Note, the Advances or any portion thereof.

      (b) The Bank may assign its rights and interests under this Agreement, the Note and the other Loan Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Note and the Security Documents as security therefor, provided that:

            (i) Any such assignment and/or delegation made hereunder shall be pursuant to an instrument of assignment and acceptance in form and substance satisfactory to BankBoston, N.A. (which shall include, among other matters, the payment of customary processing fees and restrictions on reassignments and participations satisfactory to BankBoston, N.A.) executed and delivered by the parties thereto. Upon such execution and delivery, from and after the effective date specified in such assignment and acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such assignment and acceptance, have the rights and obligations of the Bank hereunder and (B) the assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. Each such assignment and acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Bank.

            (ii) Within ten (10) Business days after receipt of notice of any such assignment, the Borrower and the Subsidiaries shall execute and deliver to each of the assignor and assignee, in exchange for each such surrendered promissory note a new promissory note and included within the meaning of the term "Note", payable to the order of such assignor and such assignee , respectively, in the amount necessary to reflect such party's portion of the Advances, after giving effect to such assignment. Such new Notes shall be dated the effective date of such assignment and acceptance and shall otherwise be in substantially the form provided in this Agreement. Canceled notes shall be returned to the Borrower upon the execution and delivery of such new notes.

            (iii) Neither the Borrower nor any Subsidiary may assign any of its rights or delegate any of its duties or obligations hereunder or under the Note or any other Loan Document.

      4. EXHIBIT A to the Loan Agreement is deleted and the attached EXHIBIT A substituted therefor.

      G. SCHEDULES. In order to update the representations and warranties of the Companies as set forth in ARTICLE 6 of the Loan Agreement, SCHEDULES 6.1, 6.2, 6.3(c), 6.4, 7.19 and 9.10 of the Loan Agreement are deleted and the attached new SCHEDULES 6.1, 6.2, 6.3(c), 6.4, 7.19 and 9.10 are substituted therefor.

      III. WAIVER. The Lenders hereby waive the Event of Default arising under paragraph (c) of ARTICLE 8 of the Loan Agreement from the fact that the Borrower made its initial investments in Hoechst-ARIAD Genomics Center, LLC without the Bank's written consent, in technical violation of the provisions of

SECTION 7.13 of the Loan Agreement, The foregoing waiver is limited to its express terms and shall not be deemed to extend to any other matters or obligations under the Loan Documents. This Agreement shall constitute the entire agreement between the Lenders, the Agent and the Borrower regarding such waivers, and shall supersede any prior agreement or understanding, written or oral, between the Borrower, the Agent and the Lenders related thereto.

      IV. CONFIRMATION OF SECURITY. Each of the Borrower and the Lessee Subsidiary hereby confirms that (1) the terms "Liability" and "Liabilities", as defined in the Loan Agreement and the Pledge Agreement and the term "Obligations", as defined in the Patent Mortgage, include the obligations of the Companies under (a) the New Note referred to in SECTION V below and referred to as the "Note" in the Loan Agreement, as amended hereby, and (b) the Master Equipment Leasing Agreement dated as of December 21, 1995 and any other equipment leasing or other agreements entered into from time to time between the Companies or any of them and the Bank and (2) the term "Note", as used in each of the Loan Documents, including the Leasehold Mortgage and the Patent Mortgage, includes such New Note.

      III. NO FURTHER AMENDMENTS. Except as specifically amended hereby, the Loan Agreement, the Pledge Agreement, the Patent Mortgage and the Leasehold Mortgage shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Companies to the Bank evidenced thereby and by the New Note is hereby reaffirmed in all respects.

      IV. CERTAIN REPRESENTATIONS. As a material inducement to the Bank to enter into this Amendment, each of the Borrower, the Lessee Subsidiary and AGT hereby represents and warrants to the Bank (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

      A. The execution and delivery of this Amendment, the Mortgage Amendment (as defined below) and the New Note (as defined below) have been duly authorized by all requisite corporate action on the part of each of the Companies.

      B. The representations and warranties contained in Article 6 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of any Company from that disclosed in the financial statements most recently furnished to the Bank. No Event of Default has occurred and is continuing.

      C. None of the Companies is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity other than the Confirmation Agreement executed as of the date hereof by Forest City Cambridge, Inc. in connection with or as a condition to the execution, delivery or performance of this Amendment, the Mortgage Amendment or the New Note or regarding the New Term Loan contemplated thereby.

      D. Each of this Amendment, the Mortgage Amendment and the New Note constitutes the legal, valid and binding obligation of the Companies, enforceable against each of them in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

      V. CONDITIONS. The willingness of the Bank to agree to the foregoing is subject to the satisfaction of the following conditions precedent and subsequent:

      A. On or before the date of this Amendment, the Companies shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

            1.    This Amendment;

            2. The joint and several $6,000,000 Term Note of the Companies in the form attached as EXHIBIT A hereto (as hereafter amended, restated, supplemented, renewed or otherwise modified from time to time, together with any and all replacements and substitutions therefor (whether in connection with assignments by the Bank or otherwise, the "New Note").

            3. The First Amendment to Leasehold Mortgage of even date herewith, together with the title certification and opinion required by SECTION 3.2A.

            4. The letter executed as of the date hereof by Forest City Cambridge, Inc. with respect to the lessor's consent signed in connection with the Mortgage.

            5. True and complete copies of any required stockholders' and directors' consents and/or resolutions, authorizing the execution and delivery of such documents, certified by the Secretary of the appropriate company;

            6. Certified copies of articles of incorporation and bylaws, certificates of legal existence and good standing and such other supporting documents and certificates as the Bank or its counsel may reasonably request.

      B. On or before the date of this Amendment, the Borrower shall have delivered to the Bank the opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo with respect to this Agreement and the other documents executed in connection herewith, satisfactory in form and substance to the Bank.

      C. On or before the date of this Amendment, the Borrower shall have paid the Bank a non-refundable amendment fee in the amount of $60,000.

      D. On or before July 14, 1997, the Companies shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

            1. A Collateral Assignment of Leases and Rents with respect to the Leased Premises.

            2. A First Amendment to Lessor's Consent and Waiver, executed by Forest City Cambridge, Inc.

            3. UCC financing statements in proper form for filing with respect to AGT.

            4. Such other supporting documents and certificates with respect to AGT or otherwise as the Bank or its counsel may reasonably request.

      VI.   MISCELLANEOUS.

      A. As provided in SECTION 10.8 of the Loan Agreement, the Borrower and the Subsidiaries agree to reimburse the Bank upon demand for all reasonable fees and disbursements of counsel to the Bank incurred in connection with the preparation of this Amendment and the Note Amendment.

      B. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

      D. The obligations of the Borrower and the Subsidiaries under this Amendment and the Note (as such term is used in the Loan Agreement, as amended hereby), shall be joint and several in nature.

      IN WITNESS WHEREOF, the Bank, the Borrower and the Subsidiaries have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.



                                ARIAD PHARMACEUTICALS, INC.


                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Executive Vice President



                                ARIAD CORPORATION



                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Senior Vice President - Finance


                                ARIAD GENE THERAPEUTICS, INC.


                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Vice President



                                BANKBOSTON, N.A.


                                By: /s/ Karen M. Kinsella,
                                    -----------------------------------------
                                    Karen M. Kinsella, Vice President

                                                      EXHIBIT A TO EXHIBIT 10.38


                                SECURED TERM NOTE
                                -----------------

                                                          Boston, Massachusetts
$6,000,000                                                       June 27, 1997


      FOR VALUE RECEIVED, the undersigned, ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the "Pharmaceuticals"), ARIAD CORPORATION, a Delaware corporation (the "Lessee Subsidiary") and ARIAD GENE THERAPEUTICS, INC., a Delaware corporation ("AGT" and, collectively with Pharmaceuticals and the Lessee Subsidiary, the "Makers"), hereby jointly and severally promise to pay to the order of BANKBOSTON, N.A., having an address at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank"), the principal sum of Six Million Dollars ($6,000,000) or, if less, the aggregate unpaid principal amount of Advances made hereunder by the Bank to Pharmaceuticals or any other Maker pursuant to that certain Loan and Security Agreement dated as of September 23, 1992, as amended by the First Amendment to Loan and Security Agreement dated as of October 19, 1992, the Second Amendment to Loan and Security Agreement dated as of June 10, 1994, the Third Amendment to Loan and Security Agreement dated as of March 7, 1996 and the Fourth Amendment to Loan and Security Agreement of even date herewith (as so amended and as hereafter amended, replaced, restated, supplemented, renewed or otherwise modified from time to time, the "Loan Agreement") between the Makers and the Bank, together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement.

      The aggregate principal amount outstanding hereunder shall be payable as provided in the Loan Agreement. This Note may be prepaid in accordance with the terms and provisions of the Loan Agreement without penalty or premium (other than certain makewhole payments under SECTION 3.6 of the Loan Agreement).

      All principal and interest hereunder are payable in lawful money of the United States of America to the Bank at its address specified above in immediately available funds as provided in the Loan Agreement on the date on which such payment shall become due. Payments of principal and interest hereunder which are not made by such date may be made by debiting any deposit account(s), if any, in the name of the Makers, or any of them, with the Bank. The Makers hereby irrevocably authorize the Bank to so debit such deposit account(s).

      The Makers, for themselves and their legal representatives, successors and assigns, to the extent they may lawfully do so, hereby expressly waive presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consent that the Bank may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Loan Agreement without in any way affecting the liability of the Makers; provided that such modifications do not increase the obligations hereunder.

      This Note is the "Note" referred to in and is entitled to the benefits of the Loan Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Loan Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of the Loan Agreement, entitle the Bank to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Loan Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Loan Agreement.

      All agreements between or among the Makers and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Bank should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Makers, or any of them, and the Bank.

      This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

      If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any of the Makers or any party (other than the Bank) to any instrument or agreement securing this Note.

      This Note shall be binding, jointly and severally, upon the Makers and upon their heirs, successors, assigns and legal representatives and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

      IN WITNESS WHEREOF, the Makers have caused this Note to be executed under seal by their duly authorized representative as of the date first above written.

                                ARIAD PHARMACEUTICALS, INC.



                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Executive Vice President



                                ARIAD CORPORATION


                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Senior Vice President - Finance



                                ARIAD GENE THERAPEUTICS, INC.


                                By: /s/ Jay R. LaMarche
                                    -----------------------------------------
                                    Jay R. LaMarche
                                    Vice President





                                       3